          SECOND AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT
                 BY AND BETWEEN HARTFORD LIFE INSURANCE COMPANY
                                      AND
                       WELLS FARGO FUNDS DISTRIBUTOR, LLC

THIS SECOND AMENDMENT ("AMENDMENT") is effective as of December 3, 2012, by and among Hartford Life Insurance Company ("COMPANY"), Hartford Securities Distribution Company, Inc. ("HSD"), and Wells Fargo Funds Distributor, LLC ("UNDERWRITER"), amending that certain Participation Agreement by and between Company and Underwriter, dated July 9, 2010, as amended, (collectively, the "AGREEMENT").

WHEREAS, the parties desire to amend the Agreement in accordance with the provisions of Section 10.8 thereof; and

NOW, THEREFORE, in consideration of the above premises, the parties hereby amend the Agreement as follows:

1. Schedule B to the Agreement is deleted in its entirety and replaced with the attached Schedule B.

2.   In all other respects the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment.

    HARTFORD LIFE INSURANCE COMPANY           HARTFORD SECURITIES
                                              DISTRIBUTION COMPANY, INC.

    Richard E. Cady, AVP                      Richard E. Cady, AVP
    ----------------------------------------  ------------------------------
    Print name and title                      Print name and title

    /s/ Richard E. Cady                       /s/ Richard E. Cady
    ----------------------------------------  ------------------------------
    Signature                                 Signature

    WELLS FARGO FUNDS DISTRIBUTOR, LLC

    Randy Henze -- Senior Vice President
    ----------------------------------------
    Print name and title

    /s/ Randy Henze
    ----------------------------------------
    Signature

                                   SCHEDULE B

In consideration of the services provided by the Company, Underwriter or its designee agrees to pay the Company, or its affiliate Hartford Securities Distribution Company, Inc., an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Fees paid in accordance with each Fund's Rule 12b-1 and/or Shareholder Servicing plan identified below will be made payable to Hartford Securities Distribution Company, Inc., a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934 and member of the Financial Industry Regulatory Authority. Other fees paid for sub-accounting/recordkeeping services will be made payable to the Company.

                                                                                  TOTAL ANNUAL
CLASS NAME                                          12B-1/SSF     OTHER FEES          RATE
------------------------------------------------------------------------------------------------
A/Investor -- Equity                                    25 bps      30 bps           55 bps
A/Investor -- Fixed Income                              25 bps      20 bps           45 bps
Administrator -- Equity                                 25 bps      10 bps           35 bps
Administrator -- Fixed Income                           25 bps       0 bps           25 bps
Institutional -- Equity                                  0 bps      15 bps           15 bps
Institutional -- Fixed Income                            0 bps       5 bps            5 bps
R -- Equity (except International Equity)               50 bps      30 bps           80 bps
R -- Fixed Income & International Equity                50 bps      30 bps           80 bps
R4 -- Equity & Fixed Income (1)                         10 bps       5 bps           15 bps
R6 -- Equity & Fixed Income (1)                          0 bps       0 bps            0 bps
Money Market Funds                                       0 bps       0 bps            0 bps

The following rate exceptions apply only to the INSTITUTIONAL SHARE CLASS of the following Funds and supersede the above rates where applicable:

                                                                                  TOTAL ANNUAL
FUND NAME                                           12B-1/SSF     OTHER FEES          RATE
------------------------------------------------------------------------------------------------
Capital Growth Fund (2)                               0 bps          5 bps            5 bps
Intrinsic Value Fund (2)                              0 bps          5 bps            5 bps
Large Cap Growth Fund (2)                             0 bps          5 bps            5 bps
Premier Large Company Growth Fund (2)                 0 bps          5 bps            5 bps

Agreement excludes C&B Funds and Index Funds, which will receive the standard servicing fee as outlined in the Fund(s)' Prospectus(es).

------------

(1) This share class will initially be available for offer and sale on or about the open of business on December 3, 2012.

(2)  This fee exception is effective as of June 1, 2013.

WIRE/ACH FOR PAYMENT OF FEES

Please ensure Fund company name, fee type and payment period incurred are included in the wire or ACH. Wire or ACH instructions are subject to change without necessitating an amendment and any such change will be communicated by Company/HSD. Instructions:

Bank of America
Hartford, CT 06115
Acct. Name: Hartford Life Insurance Company
ABA# 026009593
Acct# 50213808

ACH instructions are the same EXCEPT the ABA is 011900254

Bank of America
Hartford, CT 06115
Acct. Name: Hartford Securities Distribution Company, Inc.
ABA# 026009593
Acct# 50451925